                                                                     EXHIBIT 4.3


         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.



June 29, 2000                                                       $ 25,000,000

                                GERON CORPORATION
                   SERIES D ZERO-COUPON CONVERTIBLE DEBENTURES

         Geron Corporation, a Delaware corporation (the "Issuer"), for value received hereby promises to pay to RGC International Investors, LDC or its registered assigns the principal sum of Twenty Five Million Dollars ($25,000,000), together with all accrued but unpaid interest thereon, on June 29, 2003 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the last address of the Holder (as defined herein) last appearing on the Register (as defined herein).

         This Security is one of a duly authorized issue of Series D zero-coupon convertible debentures of the Issuer (the "Security") referred to in the Securities Purchase Agreement (the "Purchase Agreement") dated as of June 29, 2000 by and between the Issuer and the Purchaser (as defined in the Purchase Agreement). The Securities are subject to the terms and conditions of the Purchase Agreement, a copy of which is on file at and may be obtained from the Issuer at its principal office at the address set forth in Section 4.5 hereof. The Issuer agrees to issue from time to time replacement Securities in the form hereof to facilitate any transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Issuer, the Issuer also agrees to issue replacement Securities for securities which have been lost, stolen, mutilated or destroyed.

         The Issuer shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Securities and particulars of the respective Securities held by them and of all transfers of such Securities. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Security unless the payee shall have presented such Security to the Issuer for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The ownership of the Securities shall be proven by the Register. For the purpose of paying interest and principal on the Securities, the Issuer shall been titled to rely on the names and addresses in the Register and notwithstanding anything to the contrary contained in this Security, no Event of Default shall occur under
Section 3.1 if payment of principal is made in accordance with the names and addresses and particulars contained in the Register.

         No provision of this Security shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and accrued interest on this Security at the place, times, rate, and in the currency, herein prescribed.

         The principal of this Security shall bear interest at the rate (the "Interest Rate") of zero percent (0%) per annum, except in the case of an Event of Default (as defined in Article III hereof), in which case the Interest Rate of this Security shall thereafter be seven percent (7%) per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such Event of Default to the date such default has been cured or waived and overdue principal, if any, has been paid or duly provided for. Such interest will be computed on the basis of a 365-day year (or 366 days in the case of a leap year). Interest on any overdue principal shall be payable on demand. Payment of the principal of and any such interest on this Security will be at the offices of the Holder of this Security.

         Interest will be computed on the basis of a fraction, the denominator of which is 365 (or 366 for any leap year)and the numerator of which is the actual number of days elapsed from the date such interest becomes due and payable.

         The applicable Interest Rate shall be effective both before and after any judgment may be rendered in a court of competent jurisdiction, provided, however, that if the applicable Interest Rate is deemed to be in excess of the amount permitted to be charged by the Issuer under applicable laws, the Holder shall be entitled to collect an Interest Rate only at the highest rate permitted by law, and any interest collected by the Holder in excess of such lawful amount shall be deemed a payment in reduction of the Principal Amount then outstanding under this Security and shall be so applied.

         The payment obligations evidenced by this Security shall rank senior to all other Debt of the Issuer in existence as of the date of issuance of this Security except that it shall rank pari passu to the Series C Two Percent (2%) Convertible Debentures issued September 30, 1999. The Issuer shall not hereafter and while this Security is outstanding issue directly or indirectly any Debt for Money Borrowed which is senior to the indebtedness evidenced by this Security.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Security shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted as of the date hereof. The terms defined in this Section 1.1 include the plural as well as the singular.

                  "Acceleration Notice" shall have the meaning set forth in
Section 3.1.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition,"control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling"and "controlled" have meanings correlative to the foregoing.

                  "Average Price" on any date means (x) the sum of the Per Share Market Value for the ten (10) Trading Days immediately preceding such date minus
(y) the highest and lowest Per Share Market Values during the ten (10) Trading Days immediately preceding such date, divided by (z) eight.

                  "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the original Issue Date, including, without limitation, all Common Stock and all Preferred stock.

                  "Change of Control" means the occurrence of one or more of the following events: the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Buyers or any of their Affiliates, of in excess of 50% of the voting securities of the Issuer,
(ii) a replacement of more than one-half of the members of the Issuer's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Issuer with or into another entity, consolidation or sale of all or substantially all of the assets of the Issuer in one or a series of related transactions or (iv) the execution by the Issuer of an agreement to which the Issuer is a party or by which it is bound, providing for any of the events set forth in (i), (ii) or (iii).

                  "Common Stock" means the common stock, par value $.001 per share, of the Issuer.

                  "Closing Date" shall have the meaning set forth in the Purchase Agreement.

                  "Conversion Price" shall have the meaning set forth in Section 4.2.

                  "Debt" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee undercapitalized leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, provided that for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the fair market value of such asset, (vii) all Debt of others guaranteed by such Person, and (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

                  "Debt for Money Borrowed" of any Person means at any date, without duplication, Debt of the type referred to in clauses (i) and (ii) of the definition of "Debt" set forth herein.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" or "generally accepted accounting principles" means generally accepted accounting principles in the United States, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "Holder", "Holder of Securities", "Securityholder" or other similar terms means the registered holder of any Security.

                  "Incurrence" means the incurrence, creation, assumption or in any other manner becoming liable with respect to, or the extension of the maturity of or becoming responsible for the payment of, any Debt. "Incur" shall have a comparable meaning.

                  "Issuer" shall have the meaning set forth in the first paragraph hereof.

                  "Issuer Conversion Notice" shall have the meaning set forth in
Section 4.8.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Security, the Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Mandatory Prepayment Amount" for any Security means the greater of (i) the sum of (x) 115% of the principal amount of the Security to be prepaid plus all accrued and unpaid interest thereon and (y) all other amounts, costs, interest, expenses and liquidated damages due in respect of such principal amount and (ii) the sum of (x) at the option of the Holder, either (I) the principal amount of the Security to be repaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the date the Mandatory Prepayment Amount is demanded or otherwise due, multiplied by the Average Price on the date the Mandatory Prepayment Amount is demanded or otherwise due or (II) the principal amount of the Security to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, multiplied by the Average Price on the Trading

Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, and (y) all other amounts, costs, interest, expenses and liquidated damages due in respect of such principal amount.

                  "Nasdaq" means the Nasdaq National Market.

                  "Original Issue Date" of any Security (or portion thereof) means the earlier of (i) the date of such Security and (ii) the date of any Security (or portion thereof) for which such security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

                  "Per Share Market Value" means (i) on any particular date the closing bid price per share of the Common Stock on such date on Nasdaq or any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date or (ii) if the Common Stock is not listed then on Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the holder of this Security; provided, however, that the Issuer, after receipt of the determination by such appraiser, shall have the right to select an additional appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Security, and includes, without limitation, all classes and series of preferred or preference stock.

                  "Principal", wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any."

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under generally accepted accounting principles.

                  "Purchase Price" means, with respect to any Security, the purchase price paid to the Issuer upon issuance of such Security.

                  "Purchaser" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Registration Rights Agreement" means that Registration Rights Agreement dated as of June 29, 2000 by and between the Issuer and the Initial Investor (as defined in the Registration Rights Agreement).

                  "Security" or "Securities" shall have the meaning set forth in the second paragraph hereof.

                  "Stated Maturity Date" means June 29, 2003.

                  "Stock Plan" means any stock or compensation plan pursuant to which Common Stock may be issued to any employee, officer, director or consultant of the Issuer which is either (a) approved by the stockholders of the Issuer or (b) approved by the compensation committee of the Issuer's Board of Directors for legitimate compensation purposes which provides for the purchase of the Common Stock at a purchase price of no less than 85% of the market price of the Common Stock on the date of issuance of such option, warrant or security.

                  "Subsidiary" means any corporation or other organization, whether incorporated or unincorporated, in which the Issuer owns, directly or indirectly, any equity or other ownership interest and which would be deemed to be a "significant subsidiary" (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act")).

                  "Subsequent Market" means the New York Stock Exchange, American Stock Exchange or Nasdaq SmallCap Market.

                  "Trading Day" means (a) a day on which the Common Stock is traded on Nasdaq or on such Subsequent Market on which the Common Stock is then listed or quoted or (b) if the Common Stock is not listed on Nasdaq or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter Market, as reported by the OTC Bulletin Board, or (c) if the Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-countermarket as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions or reporting prices) provided, however that in any event that the Common Stock is not listed or quoted as set forth in (a), (b), or (c) hereof, then a Trading Day shall mean any Business Day.

                  "Warrants" has the meaning set forth in the Purchase
Agreement.

                  "Wholly-Owned Subsidiary" means with respect to any Person a Subsidiary the voting stock of which is more than 90% owned by such Person.

                                   ARTICLE II

                             PAYMENT; THE SECURITIES

         2.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal and interest (to the extent enforceable under applicable law), with respect to each of the Securities at the place or places, at the respective times and in the manner provided in the Securities.

         2.2 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer shall execute and deliver a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security. In every case the applicant for a substitute Security shall furnish to the Issuer such security or indemnity as it may require to indemnify and defend and to save it harmless and, in every case of destruction, loss or theft evidence to the Issuer's satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

                  Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, or is being surrendered for conversion in full shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, with the holder's consent, pay or authorize the payment or conversion of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer such security or indemnity as it may require to save it harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer evidence to the Issuer's satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

                  Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Security equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         2.3 CANCELLATION OF SECURITIES; DESTRUCTION THEREOF. All Securities surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Issuer for cancellation and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Security. If the Issuer shall acquire any of the Securities, such acquisition alone shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until such indebtedness is satisfied.

                                   ARTICLE III

                                    DEFAULTS

         3.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following events ("Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) default in the payment of all or any part of the principal of or interest on any of the Securities as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                  (b) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer contained in this Security or the Purchase Agreement or the Registration Rights Agreement for a period of five (5) Business Days after the date on which any officer of the Issuer shall have obtained actual knowledge of such failure or after written notice thereof has been given to the Issuer by the holders of at least a majority in aggregate principal amount of the Securities then outstanding; or

                  (c) there shall have occurred with respect to any issue or issues of Debt of the Issuer and/or one or more Subsidiaries having an outstanding principal amount of $1,000,000 or more in the aggregate for all such issues of all such Persons, whether such Debt now exists or shall hereafter be created, an event of default which has caused the holder thereof to declare such debt to be due and payable prior to its stated maturity and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; or

                  (d) a judgment or order (not covered by insurance) for the payment of money shall be rendered against the Issuer or any Subsidiary of the Issuer in excess of $500,000 in the aggregate for all such judgments or orders against all such Persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding and there shall be any period of 30 consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any of its subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Subsidiaries or for any substantial part of the property of the Issuer or any of its Subsidiaries or ordering the winding up or liquidation of the affairs of the Issuer or any of its Subsidiaries, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

                  (f) the Issuer or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Subsidiaries or for any substantial part of the property of the Issuer or any of its Subsidiaries, or the Issuer or any of its Subsidiaries shall make any general assignment for the benefit of creditors; or

                  (g) any representation, warranty, certification or statement made by the Issuer in the Purchase Agreement or in any certificate, financial statement or other document delivered pursuant to the Purchase Agreement shall prove to have been incorrect in any material respect when made; or

                  (h) the Common Stock shall be delisted from Nasdaq or shall be suspended from trading on Nasdaq without resuming trading and/or being relisted thereon or on a Subsequent Market or having such suspension lifted, as the case may be, within three Business Days; or

                  (i) (X) a Registration Statement for the Registrable Securities (as defined in the Registration Rights Agreement) shall not have been declared effective by the Securities and Exchange Commission (the "SEC") on or prior to the 180th day after the Closing Date (as defined in the Purchase Agreement), or (Y) the Issuer fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within ninety (90) days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or
(Z) any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement, the "Registrable Securities") otherwise cannot be made thereunder (whether by reason of the Issuer's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Issuer's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required to be filed pursuant to
Section 3(b) of the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective, excluding for purposes of clause (Z) above only, days during the Allowed Delay period (as defined in the Registration Rights Agreement) and excluding for purposes of clauses (X) and (Y) above only, a delay caused by Purchaser's failure to comply with Sections 3(h) and 4(a) of the Registration Rights Agreement; or

                  (j) a Change of Control shall occur;

then, in each and every such case (other than an Event of Default specified in Section 3.1(e) or 3.1(f)hereof), unless the principal shall have already become due and payable, by notice in writing to the Issuer (the "Acceleration Notice"), a Holder may declare the entire principal amount of the Securities and any interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in Section 3.1(e) or 3.1(f) occurs, the principal of and any accrued interest on the Securities shall become and be immediately due and payable without any declaration or other act on the part of any Holder. In the event that the Issuer shall not have promptly, but in any event within five (5) Business Days of receipt of an Acceleration Notice, paid the Holder the amount specified herein as due and payable in respect of such Event of Default, the Conversion Price shall automatically be adjusted to equal the average Per Share Market Value of the Common Stock during the preceding thirty (30) consecutive Trading Days; provided, that the Per Share Market Value is lower than the Conversion Price.

                  The aggregate amount payable upon an Event of Default described in Section 3.1(a), (e), (f) and (i) shall be equal to the sum of (I) the Mandatory Prepayment Amount plus (II) the Mandatory Prepayment Amount for the principal amount of the Securities (the "Converted Debentures") that would then be held by such Holder had the principal amount of Securities converted into Debenture Shares (as defined in the Purchase Agreement) that are then held by the Holder not been so converted; provided, that the Holder shall not be entitled to a Mandatory Prepayment Amount with respect to Converted Debentures if both the following have occurred: (i) prior to the occurrence of an Event of Default, the Debenture Shares into which the Converted Debentures were converted had been held by the Holder for more than thirty (30) days (which period shall be extended at the time of occurrence of the Event of Default for the number of Trading Days during such 30-day period that an Allowed Delay (as defined in the Registration Rights Agreement) is in effect) and (ii) prior to the occurrence of the Event of Default and after receipt by the Holder of the Debenture Shares that are held by the holder at the time of the occurrence of the Event of Default, the Registration Statement with respect to such Conversion Shares had been continuously effective for thirty (30) Trading Days.

                  The aggregate principal amount payable on each Event of Default other than as described in Section 3.1(a), (e),(f) and (i) shall be equal to the sum of (I) the Mandatory Prepayment Amount plus (II) the Mandatory Prepayment Amount for the Converted Debentures that would then be held by such Holder had the principal amount of Securities converted into Debenture Shares that are then held by the Holder not been so converted; provided, that the holder shall not be entitled to a Mandatory Prepayment Amount with respect to Converted Debentures if prior to the occurrence of an Event of Default, the Debenture Shares into which the Converted Debentures were converted had been held by the Holder for more than three Trading Days (which period shall be extended at the time of occurrence of the Event of Default for the number of Trading Days during such 3-day period that an Allowed Delay is in effect).

                  For purposes of this Section 3.1, principal amount of the Securities are outstanding until such date as the holder shall have received Debenture Shares upon a conversion (or attempted conversion) thereof. Interest shall accrue on the prepayment amount hereunder from the day after such amount is due (being the date of an Event of Default) through the date of payment in full thereof at the rate of seven percent (7%) per annum, accruing daily from the date of conversion until such amount, plus any interest thereon, if any, is paid in full. Payment of the Mandatory Prepayment Amount pursuant to this
Section 3.1 shall be in addition to any other amounts that may be due to the Holder pursuant to this Security. Within five (5) Business Days of receipt by the Holder of payments of amounts due to the Holder, (i) the Holder shall return the Securities to the Issuer and

(ii) in the event the Mandatory Prepayment Amount relates to the Converted Debentures, the Holder shall return the Debenture Shares into which such Converted Debentures were converted. In the event of the occurrence of an Event of Default, the Holder need not provide and the Issuer hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any demand for payment may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  Upon delivery of any Acceleration Notice to the Issuer, the Issuer shall provide a copy of such notice to the other Holders, if any. Failure to deliver such notice shall not affect the validity of the notice delivered by the Holders in accordance with the provisions referred to above.

         3.2 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of the Holders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Securities or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

                                   ARTICLE IV

                              EXCHANGE; CONVERSION

         4.1 RIGHT OF SECURITYHOLDERS TO EXCHANGE SECURITIES. Subject to and upon compliance with the provisions of this Section, this Security is exchangeable for an equal principal amount of debentures of different authorized denominations, as requested by the holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         4.2 RIGHT OF SECURITYHOLDERS TO CONVERT SECURITIES INTO COMMON STOCK. Subject to and upon compliance with the provisions of this Section, the principal amount of this Security, or any portion thereof, together with accrued but unpaid interest thereon, may, at any time and at or before the close of business on June 29, 2003, be converted into duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock at $29.95 per share (the "Conversion Price"), or, in case an adjustment in the Conversion Price and the securities or other property issuable upon conversion has taken place pursuant to Article III or IV hereof, then at the applicable Conversion Price, as adjusted, and in such securities or other property as so adjusted, upon surrender to the Issuer at any time prior to 8:00 p.m., New York City time, on any Business Day at the Issuer's offices, of a written notice of election to convert as provided in the form attached hereto as Exhibit A (a "Conversion Notice").

         4.3 SURRENDER OF SECURITY UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Security in accordance with the terms thereof, the Holder of this Security shall not be required to physically surrender the Security to the Issuer unless the entire unpaid principal amount of the Security is so converted. The Holder and the Issuer shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Issuer, so as not to require physical surrender of the Security upon each such conversion. In the event of any dispute or discrepancy, such records of the Issuer shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of the Security is converted as aforesaid, the Holder may not transfer the Security unless the Holder first physically surrenders the Security to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Holder a new Security of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of the Security. The Holder and any assignee, by acceptance of the Security, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of a Security, the unpaid and unconverted principal amount of such Security represented by such Security may be less than the amount stated on the face thereof.

         4.4 ADJUSTMENT FOR DIVIDENDS. No payment or adjustment will be made for dividends on any Common Stock except as provided herein. On conversion of a Security, that portion of interest accrued and unpaid interest attributable to the period from the Original Issuance Date to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock, in exchange for the Security being converted pursuant to the provisions hereof. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

         4.5 ISSUANCE OF SHARES UPON CONVERSION.

                  (a) As promptly as practicable after the delivery of a Conversion Notice, as herein provided, but in any event within three Trading Days of the date of such Conversion Notice (so long as the Conversion Notice was sent and confirmed via facsimile to the Issuer prior to 8:00 p.m., New York City time, on the date specified therein as the conversion date), the Issuer shall deliver or cause to be delivered at its said office or agency to or upon the written order of the holder of the Security or Securities so converted a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock, into which such Security or Securities may be converted in accordance with the provisions of this Article IV. The Conversion Notice shall state that the holder irrevocably elects to convert such Security or Securities, or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said certificate or certificates are to be issued. Such conversion shall be deemed to have been made on the date specified in the Conversion Notice as the date of conversion, the rights of the holder of such Security or Securities as a Holder shall cease at such time, the person or persons entitled to receive the shares of Common Stock upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. In the case of any Security which is converted in part only, upon such conversion, the Issuer shall execute and deliver to the holder thereof, as requested by such holder, a new Security or securities of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security.

                  (b) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of this Security, provided the Issuer's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in this Section 4.5, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of the Purchase Agreement).

         4.6 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the occurrence of an Event of Default as set forth in Article III and upon the happening of certain events, as follows:

                  (a) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Issuer, at any time while this Security is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Issuer, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph 4.6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (b) Rights; Warrants. If the Issuer, during the period commencing on the Closing Date through and including the date which is 12 months from the Closing Date, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than $26.95, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at $26.95 per share. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph (b), if any such right or warrant shall expire and all or any portion thereof shall not have been exercised, the Conversion Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of section (g) after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock (if any) actually purchased upon the exercise of such rights or warrants actually exercised; provided, however, that if (X) (1) the Registration Statement (as defined in the Registration Rights Agreement) is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) Trading Days prior to a Trigger Date (as defined below); (2) the Issuer has, at all times prior to the Trigger Date, a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of all of the Securities issued pursuant to the Purchase Agreement; and (3) no Event of Default shall have occurred and be continuing on the Trigger Date or at any time during the twenty (20) Trading Days prior to a Trigger Date; and (Y) the Per Share Market Value is greater than 150% of the Conversion Price in effect on the Closing Date for any five (5) consecutive Trading Days prior to the 180th day following the Closing Date (the last day of such five (5) consecutive Trading Day period being referred to herein as the "Trigger Date"), then this provision shall expire automatically on the 180th day following the Closing Date.

                  (c) Subscription Rights. If the Issuer, during the period commencing on the Closing Date through and including the date which is 12 months from the Closing Date, shall distribute to all of the holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs 6(a) and (b) above), then in each such case the Conversion Price at which this Security shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Issuer, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser) selected in good faith by the Holder of the Security; and provided, further, that the Issuer, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser meeting the same qualifications, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above; provided, however, that if (X) (1) the Registration Statement (as defined in the Registration Rights Agreement) is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) Trading Days prior to a Trigger Date; (2) the Issuer has, at all times prior to the Trigger Date, a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of all of the Securities issued pursuant to the Purchase Agreement; and (3) no Event of Default shall have occurred and be continuing on the Trigger Date or at any time during the twenty (20) Trading Days prior to a Trigger Date; and (Y) the Per Share Market Value is greater than 150% of the Conversion Price in effect on the Closing Date for any five (5) consecutive Trading Days prior to the 180th day following the Closing Date, then this provision shall expire automatically on the 180th day following the Closing Date.

                  (d) Rounding. All calculations under this section 4.6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case maybe.

                  (e) Notice of Adjustment. Whenever the Conversion Price is adjusted pursuant to paragraphs 4.6(a), (b), (c) or (g), the Issuer shall promptly mail to the holder of this Security, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (f) Reclassification, Etc. If:

                             A. the Issuer shall declare a dividend (or any other distribution) on its Common Stock; or

                             B. the Issuer shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                             C. the Issuer shall authorize the granting to all the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                             D. the approval of any shareholders of the Issuer shall be required in connection with any reclassification of the Common Stock of the Issuer, any consolidation or merger to which the Issuer is a party, any sale or transfer of all or substantially all of the assets of the Issuer, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                             E. the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer;

then the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Security, and shall cause to be mailed to the holder of this Security, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (g) Adjustment to Conversion Price. In order to prevent dilution of the rights granted under this Security, during the period commencing on the Closing Date through and including the date which is 12 months from the Closing Date, the Conversion Price will be subject to adjustment from time to time as provided in this Section 4.6(g); provided, however, that if (X) (1) the Registration Statement (as defined in the Registration Rights Agreement) is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least twenty (20) Trading Days prior to a Trigger Date; (2) the Issuer has, at all times prior to the Trigger Date, a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of all of the Securities issued pursuant to the Purchase Agreement; and (3) no Event of Default shall have occurred and be continuing on the Trigger Date or at any time during the twenty (20) Trading Days prior to a Trigger Date; and (Y) the Per Share Market Value is greater than 150% of the Conversion Price in effect on the Closing Date for any five (5) consecutive Trading Days prior to the 180th day following the Closing Date, then this provision shall expire automatically on the 180th day following the Closing Date:

                             (i) Adjustment of Conversion Price upon Issuance of
                                 Common Stock. If, during the period commencing on the Closing Date through and including the date which is 12 months from the Closing Date, the Issuer issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Debenture Shares and the Warrant Shares (each as defined in the Purchase Agreement) or shares of Common Stock deemed to have been issued by the Issuer in connection with a Stock Plan, shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof or upon conversion of convertible securities outstanding on the date hereof, in each case as listed in Schedule 2.1(c) of the Purchase Agreement, shares of Common Stock issued or deemed to have been issued in a Strategic Venture (as defined below), or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another person) for a consideration per share less than $26.95, then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock in such issuance or sale. A "Strategic Venture" shall mean a venture between the Issuer and a pharmaceutical or biotechnology company or an Affiliate thereof, the primary purpose of which is not to raise capital in the form of equity (including without limitation through the issuance of warrants, convertible securities, phantom stock rights, stock appreciation rights or other rights with equity features) and pursuant to which the Issuer contributes to or issues securities of the Issuer valued at less than 50% of the entire contribution of the Issuer. If the Holder and the Issuer cannot agree on the value of the components of such contribution, the last two sentences of subsection (E)(I) entitled "Calculation of Consideration" shall apply.

                             For purposes of determining the adjusted Conversion Price under this Section 4.6(g), the following shall be applicable:

                             A. Issuance of Options. If, during the period commencing on the Closing Date through and including the date which is 12 months from the Closing Date, the Issuer in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than the Debenture Shares or Warrant Shares or shares of Common Stock deemed to have been issued by the Issuer in connection with a Stock Plan, shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof or upon conversion of convertible securities outstanding on the date hereof, in each case as listed in Schedule 2.1(c) of the Purchase Agreement, shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another person or shares of Common Stock issued or deemed to have been issued in a Strategic Venture) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than $26.95 then the Conversion Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                             B. Issuance of Convertible Securities. If, during the period commencing on the Closing Date through and including the date which is 12 months from the Closing Date, the Issuer in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange (other than the Debenture Shares or Warrant Shares or shares of Common Stock deemed to have been issued by the Issuer in connection with a Stock Plan, shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof or upon conversion of convertible securities outstanding on the date hereof, in each case as listed in Schedule 2.1(c) of the Purchase Agreement, shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Issuer of a division, assets or business (or stock constituting any portion thereof) from another person or shares of Common Stock issued or deemed to have been issued in a Strategic Venture) is less than $26.95, then the Conversion Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities.

                             C. Change in Option Price or Rate of Conversion. If there is a change during the period commencing on the Closing Date through and including the date which is 12 months from the Closing Date in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                             D.  Certain Definitions. For purposes of
                                 determining the adjusted Conversion Price under this Section 4.6(g)(i), "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 4.6(g)(i)(A) and 4.6(g)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common
                                 Stock issuable upon conversion of the
                                 Securities or exercise of the Warrants.

                             E. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Conversion Price under this Section 4.6(g)(i), the following shall be applicable:

                                 (I) Calculation of Consideration Received. If
any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Issuer therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Issuer will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Issuer will be the arithmetic average of the Per Share Market Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Issuer is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Issuer and the holders of a majority of the Underlying Shares of the Securities then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth
(10th) day following the Valuation Event by an Appraiser selected by the Issuer. The determination of such Appraiser shall be binding upon all parties absent manifest error.

                                 (II) Integrated Transactions. In case any
Option is issued in connection with the issue or sale of other securities of the Issuer, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.001.

                                 (III) Treasury Shares. The number of shares of
Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Issuer, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                 (IV) Record Date. If the Issuer takes a record
of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                             (ii) Certain events. If any event occurs of the
                                 type contemplated by the provisions of Section 4.6(g)(i) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features other than pursuant to a Stock Plan), then the Issuer's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, or assigns, of this Security; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 4.6(g).

         In no event shall any provision in this Section 4.6 cause the Conversion Price to be greater than the Conversion Price on the date of issuance of this Security.

         4.7 NASDAQ LIMITATION. If on any date (the "Determination Date") (a) the Common Stock is listed for trading on Nasdaq or the Nasdaq Small Cap Market,
(b) the Conversion Price then in effect is such that the sum of (x) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the then outstanding principal amount of the Securities and as payment of interest thereon, plus (y) the aggregate number of shares of Common Stock that have previously been issued upon conversion of the Securities, plus (z) any shares of Common Stock issued or issuable upon conversion of any other securities of the Issuer which would be aggregated with the Common Stock issuable upon conversion of the Securities as required by the applicable rules and regulations of Nasdaq (or any successor entity), would equal or exceed 20% of the number of shares of the Common Stock outstanding immediately prior to the Closing Date (as defined in the Purchase Agreement) (such number of shares as would not equal or exceed such 20% limit, the "Issuable Maximum"), and (c) the Issuer shall not have previously obtained the vote of the stockholders of the Issuer (the "Stockholder Approval"), if any, as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to the aggregate principal amount of the Securities then held by the Holders for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Principal") the Issuer may elect to prepay cash to the holders in an amount equal to the Mandatory Prepayment Amount. Any such election by the Issuer must be made in writing to the Holders within two (2) Trading Days after the Determination Date and the payment of such Mandatory Prepayment Amount applicable to such prepayment must be made in full to the Holders with ten (10) Business Days after the date such notice is delivered. If the Issuer does not deliver timely a notice of its election to prepay under this Section or shall, if it shall have delivered such a notice, fail to pay the prepayment amount hereunder within ten (10) Business Days thereafter, then the Holders of a majority of the aggregate principal amount of the Securities then outstanding shall have the option by written notice to the Issuer, to declare any such notice given by the Issuer, if given, to be null and void and require the Issuer to pay cash to each Holder in an amount equal to the Mandatory Prepayment Amount for such Holder's portion of the Excess Principal. The payment of the Mandatory Prepayment Amount to each Holder pursuant to this Section shall be determined on a pro rata basis upon the principal amount of the Securities held by such Holder on the determination Date. If the Issuer fails to pay the Mandatory Prepayment Amount in full pursuant to this Section within five Business Days after the date payable, the Issuer will pay interest thereon at a rate of seven percent (7%) per annum to the converting Holder, accruing interest daily from the date of conversion until such amount, plus all such interest thereon, if any, is paid in full.

                  In no event shall the Issuer be required to issue shares of Common Stock upon conversion of the Securities if such issuance would violate the rules of the Nasdaq Stock Market.

         4.8 CONVERSION AT THE OPTION OF THE ISSUER. On and after the date which is twelve (12) months following the date on which the Registration Statement is first declared effective by the Securities and Exchange Commission (subject to extension by one Trading Day for each Trading Day after the Registration Statement is first declared effective that sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder (whether by reason of the Issuer's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement, including during any Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement)) subject to the provisions of this paragraph, this Security shall, upon fifteen (15) days' prior written notice to the Holders, be convertible into shares of Common Stock at the option of the Issuer, in whole or in part, which option may be exercised at any time during the five Trading Days following the date on which the Per Share Market Value of the Common Stock equals or exceeds an amount equal to 150% of the Conversion Price as of the Original Issuance Date of this Security for a period of twenty (20) consecutive Trading Days. Any conversion of this Security pursuant to this Section 4.8 shall be made on a pro rata basis with the conversion of the Securities held by other Persons. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Security to be converted, plus all accrued but unpaid interest thereon (to the extent such interest is not being paid in cash), by the Conversion Price on the Issuer Conversion Date (as defined herein). Notwithstanding the foregoing, the Issuer shall not be permitted to deliver requests for the conversion of a Holder's Securities if (a) both (1) a Registration Statement for the Registrable Securities is not then effective and has not been effective for a period of at least ninety (90) consecutive Trading Days prior to such date and (2) such Holder is not permitted to resell Registrable Securities pursuant to Rule 144(k) under the Act, without volume restrictions, as evidenced by an opinion letter of counsel to the Issuer and reasonably acceptable to the Holder and transfer agent for the Common Stock;
(b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Issuer shall have defaulted on its material covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement, which default has not been cured in full to the reasonable satisfaction of the Holder. The Issuer shall exercise its right to require conversion by delivering to the Holder a form of conversion notice attached hereto as Exhibit B (the "Issuer Conversion Notice"). Each issuer Conversion Notice shall specify the principal amount of Securities to be converted and the date on which such conversion is to be effected, which date may not be prior to the tenth day after the date such Issuer Conversion

Notice is deemed to have been delivered hereunder (the "Issuer Conversion Date"), as well as the other information set forth on Exhibit B. Subject to the provisions hereof, each Issuer Conversion Notice, once given, shall be irrevocable. If the Issuer is requiring conversion of less than all of the principal amount represented by the Securities tendered by the Holder in response to an Issuer Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Issuer shall honor such conversion to the extent permissible hereunder and pro rata with all other Holders of the Securities and shall promptly deliver to such Holder a new Security for such principal amount as has not yet been converted.

         4.9 RESTRICTION ON CONVERSION BY THE HOLDER. Notwithstanding anything in this Security to the contrary, in no event shall the Holder of this Security be entitled to convert an amount of Securities in excess of that amount of Securities upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Securities and the unexercised or unconverted portion of any other securities of the Issuer (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Securities (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock following such conversion. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (i) hereof. Notwithstanding anything in this Debenture to the contrary, the restriction on the Holders set forth in this paragraph shall not be amended without (i) the written consent of the Holders and the Issuer and
(ii) the approval of the holders of a majority of Issuer's Common Stock present, or represented by proxy, and voting at any meeting called to vote on the amendment of such restriction.

         4.10 OFFICER'S CERTIFICATE. Whenever the number of shares purchasable upon conversion shall be adjusted as required by the provisions of Section 4.6, the Issuer shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Issuer and by the secretary or any assistant secretary of the Issuer. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of the Securities and the Issuer shall, forthwith after each such adjustment, mail a copy, by first class mail, of such certificate to the each of the Holders.

         4.11 RESERVATION OF SHARES. The Issuer covenants that it will reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of this Security and the exercise of the Warrants, such number of shares of Common Stock equal to 125% of the shares then issuable upon the conversion or exercise of all the Securities and Warrants into Common Stock. The Issuer covenants that all shares of the Common Stock issued upon conversion of the Security and exercise of the Warrants which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.

         4.12 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Issuer covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Issuer will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

         4.13 FRACTIONAL SHARES. Upon a conversion hereunder, the Issuer shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market value at such time. If the Issuer elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         4.14 PAYMENT OF TAX UPON ISSUE OF TRANSFER. The issuance of certificates for shares of the Common Stock on conversion of the Securities shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that maybe payable in respect of the issue or delivery of such certificate, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such Securities so converted and the Issuer shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

         4.15 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Issuer to Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025 attn: David Greenwood, fax no. (650) 473-7701 with copies to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, CA 94025, Attn: Alan C. Mendelson, Esq., fax no. (650) 463-2600 and (ii) if to any Holder to the address set forth immediately below such Holder's name on the signature pages to the Purchase Agreement or such other address as may be designated in writing hereafter, in the same manner, by such Person.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 MODIFICATION OF SECURITIES. The Securities may be modified without prior notice to any Holder upon the written consent of the Holders of a majority in principal amount of the Securities then outstanding. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance by the Issuer with any provision of the Securities without prior notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver, (2) reduce the principal amount of or extend the fixed maturity of any Security or (3) make any Security payable in money or property other than as stated in the Securities.

         5.2 MISCELLANEOUS. This Security shall be deemed to be a contract under the laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Security, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder of this Security by acceptance of this Security agrees to be bound by the provisions of this Security which are expressly binding on such Holder.

         5.3 SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Security, Securities which are owned by the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Securities owned by any Purchaser shall be deemed outstanding for purposes of making such a determination. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Issuer the pledgers right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities.

         5.4 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         5.5 NO RIGHTS AS STOCKHOLDER. This Security shall not entitle the Holder to any rights as a stockholder of the Issuer, including without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of stockholders or any other proceedings of the Issuer, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         5.6 REMEDIES. The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, or assigns, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Issuer acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Issuer of any of the provisions hereunder, that the Holder, or assigns, shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Security and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.



[Seal]                                GERON CORPORATION


                                      By /s/ DAVID L. GREENWOOD
                                         ---------------------------------------
                                         David L. Greenwood
Dated:                                   Senior Vice President, Corporate
                                         Development and Chief Financial Officer
Attest:


/s/ OLIVIA BLOOM
---------------------------------
    Olivia Bloom

                                    EXHIBIT A
                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Series D Zero-Coupon Convertible Debentures)

         Pursuant to the terms of the Series D Zero-Coupon Convertible Debenture (the "Security"), the undersigned hereby irrevocably elects to convert $__________ principal amount of the Security into shares of Common Stock of Geron Corporation, a Delaware corporation (the "Issuer"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Security. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of the Security is attached hereto (or evidence of loss, theft or destruction thereof).

         The undersigned hereby irrevocably elects to convert $___________ in accrued but unpaid interest on the Security and/or $___________ (in payments pursuant to Section 2(c) of the Registration Rights Agreement at the Conversion Price, as adjusted, set forth below.

[ ] The undersigned hereby requests that the Issuer electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

    Name of DTC Prime Broker:___________________________________________________
    Account Number:_____________________________________________________________

[ ] In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Issuer issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

    Name:_________________________________________
    Address:______________________________________


         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Security shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                           Date of Conversion:__________________________________
                           Applicable Conversion Price:_________________________
                           Number of Shares of Common Stock to be
                           Issued pursuant to:

                           (i)   Conversion of principal amount of the Security:

                           (ii) Conversion of accrued but unpaid interest on the Security and/or payments pursuant to
                                 Section 2(c) of the Registration Rights
                                 Agreement:

                           Signature:___________________________________________
                           Name:________________________________________________
                           Address:_____________________________________________
                                   _____________________________________________
                                   _____________________________________________


*If the entire unpaid principal amount of the Security is to be converted, the Issuer is not required to issue shares of Common Stock until the original Security (or evidence of loss, theft or destruction thereof) to be converted is received by the Issuer or its Transfer Agent. The Issuer shall issue and deliver shares of Common Stock to an overnight courier not later than three (3) Trading Days following receipt of the original Security to be converted, and interest shall accrue at the applicable Interest Rate pursuant to the Security for the number of Trading Days such issuance and delivery is late.


                                       2